Exhibit 10.10

Amended and Restated as of February 13, 2022
VONTIER CORPORATION DIRECTOR COMPENSATION POLICY
Each non-management director of Vontier Corporation (“Vontier”) receives:
•An annual retainer of $100,000 (the “Annual Base Retainer”), payable, based upon the election (the “Payment Election”) of such director under the terms of the Vontier Corporation Non-Employee Director’s Deferred Compensation Plan, as may be amended from time to time (“DCP”), either in cash (the “Cash Base Retainer”) equal to the Annual Base Retainer amount, in a restricted stock unit (“RSU”) grant (the “Equity Base Retainer”) with a target award value of the Annual Base Retainer amount, or in a combination of Cash Base Retainer and Equity Base Retainer, with the allocation between Cash Base Retainer and Equity Base Retainer determined based on the Payment Election.

•In addition to any Equity Retainer (as defined below), an annual equity award with a target award value of $175,000 (the “Annual Equity Grant”), divided equally between options and RSUs; provided, however, that, at the sole discretion of the Compensation and Management Development Committee or the Board of Directors, such Annual Equity Grant may be comprised solely of RSUs. The options, if any, are fully vested as of the grant date. The RSU component of the Annual Equity Grant shall vest upon the earlier of (1) the first anniversary of the grant date, or (2) the date of, and immediately prior to, the next annual meeting of Vontier shareholders following the grant date, and will be converted into shares of Vontier common stock upon or as soon as practicable after vesting, subject to any applicable deferral election under the DCP.

•Reimbursement for Vontier-related out-of-pocket expenses, including travel expenses and expenses for director education that are reasonably related to responsibilities as a director of Vontier and that are pre-approved by the Corporate Secretary.
In addition, the Board chair receives:
•An annual retainer of $92,500 (the “Annual Board Chair Retainer”), payable, based upon the Payment Election, either in cash (“Cash Board Chair Retainer”) equal to the Annual Board Chair Retainer amount, in an annual RSU grant (the “Equity Board Chair Retainer”) with a target award value of the Annual Board Chair Retainer amount, or in a combination of Cash Board Chair Retainer and Equity Board Chair Retainer, with the allocation between Cash Board Chair Retainer and Equity Board Chair Retainer determined based on the Payment Election.

•An annual equity award with a target value of $92,500 (divided equally between options and RSUs or comprised solely of RSUs, in each case, as described above for the Annual Equity Grant).
Furthermore, the chair of the Audit Committee receives an annual retainer of $25,000 (the “Annual AC Chair Retainer”), the chair of the Compensation and Management Development Committee receives an annual retainer of $20,000 (the “CC Chair Retainer”), the chair of the Capital Deployment Advisory Group receives an annual retainer of $20,000 (the “CDAG Retainer), and the chair of the Nominating and Governance Committee receives an annual retainer of $15,000 (together with the AC Chair Retainer, the

CC Chair Retainer and the CDAG Chair Retainer, the “Annual Committee Chair Retainers”), which Annual Committee Chair Retainers are payable, based upon the Payment Election, either in cash (“Cash Committee Chair Retainer”) equal to the corresponding Annual Committee Chair Retainer amount, in a RSU grant (“Equity Committee Chair Retainer”) with a target award value of the Annual Committee Chair Retainer amount, or in a combination of Cash Committee Chair Retainer and Equity Committee Chair Retainer, with the allocation between Cash Committee Chair Retainer and Equity Committee Chair Retainer determined based on the Payment Election.
Moreover, each non-chair member of the Audit Committee receives an annual retainer of $15,000 (the “AC Member Retainer”), each non-chair member of the Compensation and Management Development Committee receives an annual retainer of $10,000 (the “CC Member Retainer”), each non-chair member of the Capital Deployment Advisory Group receives and annual retainer of $10,000 (the “CDAG Member Retainer”) and each non-chair member of the Nominating and Governance Committee receives an annual retainer of $7,500 (together with the AC Member Retainer, the CC Member Retainer and the CDAG Member Retainer, the “Annual Member Retainer”), which Annual Member Retainers are payable, based upon the Payment Election, either in cash (“Cash Member Retainer” and, together with the Cash Base Retainer, the Cash Board Chair Retainer, and the Cash Committee Chair Retainer, the “Cash Retainer”) equal to the corresponding Annual Member Retainer amount, in a RSU grant (“Equity Member Retainer” and, together with the Equity Base Retainer, the Equity Board Chair Retainer, and the Equity Committee Chair Retainer, the “Equity Retainer”) with a target award value of the Annual Member Retainer amount, or in a combination of Cash Member Retainer and Equity Member Retainer, with the allocation between Cash Member Retainer and Equity Member Retainer determined based on the Payment Election.
The Annual Base Retainer, the Annual Board Chair Retainer, the Annual Committee Chair Retainers, and the Annual Member Retainers are referred to collectively as the “Annual Retainer.”
A director will make a Payment Election that will govern the director’s Annual Retainer; provided, that such Payment Election may include different times and forms of payment for each component of the Annual Retainer.
All Cash Retainers will be paid in four, equal installments following each quarter of service, with any amendments or adjustments to such Cash Retainer effective the quarter following such amendment or adjustment. Any Cash Retainer deferred under the DCP shall be immediately vested.
If applicable, the grant of the Equity Retainer will be made concurrently with the corresponding Annual Equity Grant; provided that the Equity Retainer shall vest upon the earlier of (1) the first anniversary of the corresponding grant date, or (2) the date of, and immediately prior to, the next annual meeting of Vontier shareholders following such grant date and will be converted into shares of Vontier common stock upon or as soon as practicable after vesting, subject to any applicable deferral election under the DCP.